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                                                                 Exhibit 10.2(b)

                            THE BON-TON STORES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              FOR HEYWOOD WILANSKY

1. PURPOSE
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  The purpose of The Bon-Ton Stores, Inc. Supplemental Executive Retirement Plan
  for Heywood Wilansky (the "Plan") is to provide for supplemental retirement and related benefits for Heywood Wilansky and such other executives as may be designated from time to time to participate in the Plan, such executives consisting of a select group of management and highly compensated employees of the Company, as part of an integrated executive compensation program which is intended to assist the Company in motivating and retaining executives of superior ability, industry and loyalty.

2. DEFINITIONS
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  The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

  "Actual Retirement Date" shall mean the first day of the calendar month coincident with or following the last day on which the Participant receives Compensation.

  "Actuarial Equivalent Value" shall be the value of any benefit paid under the terms of the Plan to any Participant as determined in accordance with the actuarial assumptions applicable to such Participant.

  "Board" shall mean the Board of Directors of the Company.

  "Committee" shall mean the Board or such committee as may be designated by the Board to act as the administrative committee with respect to the Plan.

  "Company" shall mean The Bon-Ton Stores, Inc., a Pennsylvania corporation, and any successor thereto.

  "Effective Date" shall mean February 1, 1998.

  "Participant" shall mean Heywood Wilansky and any other senior executive of the Company selected to participate in the Plan in accordance with Section 3 of the Plan.

3. ELIGIBILITY TO PARTICIPATE
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  Participants in the Plan will be those key employees of the Company who are selected by the Board of Directors to participate in the Plan. As of the Effective Date of the Plan, the sole participant in the Plan is Heywood Wilansky.

4. VESTING
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  Each Participant's accrued benefit under the Plan will be fully vested as set forth in the Vesting Schedule attached hereto applicable to such Participant. The Vesting Schedule may be amended by the Committee from time to time, at its discretion.

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5.   BENEFIT ENTITLEMENTS
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  (a) Accrued Benefits.  The Accrued Benefit for each Participant shall be the
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      benefit set forth in the Benefit Schedule attached hereto applicable to such Participant.

     (b) Form of Benefit.  The vested Accrued Benefit of each Participant shall
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  be paid in a form elected by the Participant and shall have an Actuarial
  Equivalent Value equal to the Actuarial Equivalent Value of the Participant's vested Accrued Benefit. The permissible forms of benefit and the actuarial assumptions used for determining the Actuarial Equivalent Value of any benefit payments to a Participant shall be determined in accordance with the actuarial assumptions set forth on the Benefit Schedule attached hereto and applicable to such Participant.

     (c) Commencement of Benefits.  All benefits payable under the Plan shall
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  commence to be paid as of the date or dates on which benefit payments are to commence as set forth in the Benefit Schedule attached hereto and applicable to such Participant.

6. FUNDING OF LIABILITIES
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  (a) The Plan is intended to be an unfunded, non-qualified plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Company.

  (b) Notwithstanding the provisions of Subsection (a) of this Section 6, the Company may, at any time, at its discretion, establish a separate account or fund for the purpose of setting aside assets to be used for the payment of liabilities for any Participant, and may, at its discretion, set such funds aside in a grantor trust (a "Rabbi Trust") which is substantially similar to the model trust approved by the IRS for use in connection with certain non-qualified deferred compensation arrangements in Revenue Procedure 92-64 (1992-2 C.B. 422), or such other form of trust as the Company determines may be used for this purpose without causing the Plan to be treated as other than an "unfunded" deferred compensation arrangement. In addition, to the extent required pursuant to any separate agreement with a Participant or as may be required under the terms of any Schedule attached hereto with respect to any Participant, the Company shall set aside in a Rabbi Trust such funds as are required to fund the benefits required to be paid to such a Participant under the Plan.

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7.   COMMITTEE
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     (a) Non-Fiduciary.  Neither the Committee, its individual members nor the
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         Company shall be deemed to be a fiduciary with respect to the Plan.

     (b) Quorum.  A majority of the members of the Committee shall constitute a
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         quorum for any meeting held with respect to the Plan, and the acts of a majority of the members present at any meeting at which a quorum is present, or the acts unanimously approved in writing by all such members, shall be valid acts of the Committee. No member of the Committee may act, vote, or otherwise influence a decision of the Committee specifically relating to his or her benefits, if any, under the Plan.

     (c) Powers.  The Committee shall have the power and duty to do all things
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         necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

        (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

       (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all Participants; and

      (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

     The acts and determinations of the Committee within the powers conferred by the Plan shall be final and conclusive for all purposes of the Plan, and shall not be subject to appeal or review by persons or entities other than the Company.

     (d) Indemnity.  No member of the Committee shall be directly or indirectly
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  responsible or under any liability by reason of any action or default by such person as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member except for such member's own fraud or willful misconduct. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of the member's own membership on the Committee; except expenses and liabilities arising out of a Committee member's own fraud or willful misconduct.

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  (e) Compensation as a Reimbursed Expense.  Members of the Committee who are
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      employees of the Company shall receive no compensation for their services rendered as members of the Committee. Any other members of the Committee who are not employees of the Company shall receive such reasonable compensation for their services as may be authorized from time to time by the Company. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

  (f) Participant Information.  The Company shall furnish to the Committee in
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      writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information may include, but shall not be limited to, the names of all Participants and their spouses, their earnings and their dates of birth, employment, termination of employment, disability, retirement or death. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

  (g) Inspection of Documents.  The Committee shall make available to each
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      Participant, joint or contingent annuitant and beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant, joint or contingent annuitant and beneficiary under the Plan.

8. EFFECTIVE DATE, TERMINATION AND AMENDMENT
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  Participation in this Plan by a Participant shall become effective as of the date set forth in the documents evidencing the Company's designation of the Participant to participate in the Plan and shall continue until such time as it or the Plan is terminated by the Company. This Plan may be terminated at any time and amended from time to time by the Company provided that neither the termination nor any amendment of the Plan may, without the written consent of the Participant, reduce any Participant's accrued benefit or any beneficiaries' accrued benefit otherwise payable in respect of a Participant in the absence of such amendment or the termination of the Plan.

9. MISCELLANEOUS PROVISIONS
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  (a) Anti-alienation.  No benefit payable under the Plan shall be subject in
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      any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance and any attempt to anticipate, alienate, sell, transfer, assign, pledge or encumber such benefit shall be void.

  (b) Unsecured Creditor Status.  Any Participant or beneficiary who may have or
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      claim any interest in or right to any compensation, payment, or benefit payable

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      hereunder, shall rely solely upon the unsecured promise of the
      Company, as set forth, herein for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future. Any insurance policy or other assets acquired by the Company to fund, in whole or in part, the Company's liabilities under the Plan shall not be deemed to be held as security for the performance of the obligations of the Company hereunder but shall be, and remain, a general, unpledged and unrestricted asset of the Company subject to the claims of its creditors.

  (c) Other Company Plans.  It is agreed and understood that any benefits
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      accrued under this Plan are in addition to any and all employee benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

  (d) Separability.  If any term or condition of the Plan shall be invalid or
      ------------
      unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

  (e) Continued Employment.  Neither the establishment of the Plan, any
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      provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. Subject to the terms of any applicable employment contract, the Company reserves the right to dismiss any employee or otherwise deal with any employee to the same extent as though the Plan had not been adopted.

  (f) Incapacity.  If the Committee determines that a Participant or
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      beneficiary is unable to care for the Participant's or the beneficiary's affairs because of illness or accident, or is a minor, any benefit due such Participant or beneficiary may be paid to the Participant's or the beneficiary's spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

 (g) Jurisdiction.  The Plan shall be construed, administered, and enforced
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     according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

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 (h) Claims.  If, pursuant to the provisions of the Plan, the Company denies
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     the claim of the Participant or the Participant's beneficiary for benefits under the Plan, the Company shall provide written notice, within ninety
     (90) days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

     (i)   the specific reasons for such denial;

     (ii) the specific reference to the Plan provisions on which the denial is based;

     (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

     (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

  The Participant or the Participant's beneficiary whose claim for benefit has been denied may request review by the Company of the denied claim by notifying the Company in writing within sixty (60) days after receipt of the notification of claim denial. As part of said review procedure, the claimant or the claimant's authorized representative may review pertinent documents and submit issues and comments to the Company in writing. The Company shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than one hundred and twenty
  (120) days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan reference on which it is based.

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                       HEYWOOD WILANSKY BENEFIT SCHEDULE

Normal Form of Benefit:

     The accrued benefit for Heywood Wilansky (the "Participant") under the Plan shall be a single life annuity, to commence as of the first day of the month following the date the Participant retires or otherwise terminates employment on or after attaining age 55, payable in the form of monthly benefits equal to $26,050.42 (which equates to an annual benefit of $312,605) until the month in which the Participant attains age 62, with a reduced monthly benefit commencing as of the first day of the month following the date on which the Participant attains age 62 equal to $24,402.42 (which equates to an annual benefit of $292,829). The benefit payable to the Participant under the Normal Form of Benefit shall terminate as of the month in which occurs the Participant's death. The actual benefit provided shall, however, in all events be determined by using actuarial equivalent values, which determination shall take into account any amounts which are an offset attributable to certain prior payments made to the Participant, as noted in the explanation of actuarial values set forth below in this Benefit Schedule.

Alternative Benefit Forms:

     The benefit payable to the Participant under the Plan under shall be provided in the form of an annuity purchased by the Company from an insurance company mutually acceptable to both the Company and the Participant (or Participant's surviving spouse if payable as a preretirement survivor annuity) and distributed to the Participant (or to the Participant's surviving spouse in the case of a preretirement survivor annuity). In the alternative, the Company may, at its discretion, pay a lump sum in cash to the Participant (or to the Participant's surviving spouse, as the case may be) that is the actuarial equivalent of the benefit otherwise distributable to the Participant or to the Participant's surviving spouse. At the time the annuity is distributed to the Participant (or to the Participant's surviving spouse, as the case may be), the annuity shall have an actuarial value that is equal to the actuarial value of the normal form of benefit (or to the preretirement survivor annuity benefit in the case of an annuity distributed to the Participant's surviving spouse), but shall be in such form as elected by the Participant (or the Participant's surviving spouse), subject to the consent of the Company. It is intended that, at the Participant's election, the annuity may be provided in a form which pays survivor benefits to a spouse.

Disability Benefits:

     If the Participant's employment with the Company terminates at any time prior to the attainment of age 55 on account of his permanent disability, the Participant shall be entitled to a benefit under the Plan commencing as of the first day of the month following the Participant's termination of employment. The benefit payable under such circumstances shall be in the form of an annuity or a lump sum distribution, at the discretion of the Company, having an actuarially equivalent value to the Participant's normal form of benefit under the Plan (assuming such benefit were to commence as of the first day of the month following the date the Participant would attain age 55), multiplied by a fraction, the numerator of which is the number of full calendar months during which the Participant was employed by the Company and the denominator of which is the number of full calendar months between the date the Participant was initially employed by the Company and the date the Participant would attain age
55.  In the case

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of a distribution of an annuity, the form of the annuity shall be subject to the same choices as are available in the case of an annuity distributable on normal retirement of the Participant.

     For purposes of the Plan, the Participant shall be deemed to have terminated employment with the Company on account of his permanent disability if he qualifies as of the date of such termination for long term disability benefits provided under the terms of the Company's long term disability plan, if any, in effect as of such time. If no such plan is in effect, the Participant shall be deemed to have terminated employment with the Company on account of permanent disability if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of whether the Participant is permanently and totally disabled as described in the preceding sentence shall be made at the discretion of the Board, which shall take into account such facts and circumstances, and such evidence of disability as the Board deems appropriate.

Death Benefits:

     In the event the Participant dies prior to his retirement or termination of employment with the Company, a preretirement survivor benefit shall be payable under the Plan if the Participant is survived by his spouse. The amount of the preretirement survivor benefit shall have the actuarially equivalent value to a single life annuity payable to the surviving spouse which commences as of the first day of the month following the date the Participant would have attained age 55 (or as of the first day of the month following the date the Participant dies if he has already attained age 55 but has not yet terminated employment with the Company) and pays a monthly benefit of $13,025.12 until the month in which the Participant would have attained age 62, and which pays thereafter, a monthly benefit of $12,201.21. In the event the Participant is not survived by his spouse, no benefits shall be payable under the Plan following the death of the Participant prior to termination of employment.

Actuarial Value:

     Whenever a reference to actuarial value, actuarial equivalents or any similar term is used with respect to benefits provided under the Plan, such values shall be determined by reference to the actual cost that would be required to purchase the annuity benefit to be provided from an insurance company mutually acceptable to both the Company and the Participant (or the Participant's surviving spouse, as the case may be). Notwithstanding anything contained in the Plan or in the Schedules attached thereto, the actuarial value used for purposes of determining the benefits to be provided to the Participant under the Plan shall in all events be offset by an amount equal to the accumulated value, as of the date any such determination is required to be made, of the payments made by the Company to the Participant under the terms of paragraph 6 of the Employment Agreement between Heywood Wilansky and the Company dated August 18, 1995, as amended by amendment dated October 14, 1996 (the "Initial Employment Agreement"), taking into account all earnings attributable to such payments

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                                VESTING SCHEDULE

     If the Participant is discharged for Cause (as defined in the Participant's employment agreement in effect as of the date of discharge) at any time, or if the Participant voluntarily terminates his employment with the Company for any reason prior to his attainment of age 55, then the Participant shall forfeit all rights to any benefits otherwise payable under the Plan and the Company shall cease to have any obligation to provide any benefits under the Plan and the Participant shall be obligated to repay to the Company any amounts previously paid to the Participant by the Company pursuant to Section 6 of the Initial Employment Agreement. Any such repayment shall be made in a manner to be designated by the Company so as to minimize its tax liabilities based upon the tax law at the time, and shall be in an amount equal to the total value of all such payments, plus earnings thereon, reduced by the amount of the Participant's actual tax liability incurred as a result of receiving such payments, but taking into account any tax benefits to Participant as a result of such repayment.

     Notwithstanding anything contained herein to the contrary, in the event there is a Change of Control while the Participant is employed by the Company, the Participant shall not forfeit his benefits under the Plan and shall in all events be entitled to receive his benefits under the Plan as of the first day of the month following the later of the date the Participant's employment with the Company terminates or the date the Participant attains age 55. In addition, the Company shall contribute to a Rabbi Trust an amount equal to the actuarial value of the Participant's accrued benefit (determined on the assumption that he will receive his normal benefit commencing as of the first day of the month following the date he attains age 55).

     For these purposes, a Change of Control is deemed to occur when there is a Change of Control as that term is defined in the Participant's employment agreement in effect as of any relevant date.

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